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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Logix Communications Enterprises, Inc. (formerly named Dobson Wireline Company) of our report dated March 12, 1998 relating to the combined financial statements of American Telco, Inc. and American Telco Network Services, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

Houston, Texas

November 6, 1998